EXHIBIT 99.5

                                     PROXY

                        SPECIAL MEETING OF SHAREHOLDERS
                        OF FIRST WESTERN BANCORPORATION

                              _____________, 1995

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                  The   undersigned   hereby   appoints  I.G.   Nightingale  and
__________________, and each of them, as proxies of the undersigned to vote as designated below all shares of the common capital stock of First Western Bancorporation (the "First Western Common Stock") that the undersigned held of record on ____________, 1995, which the undersigned is entitled to vote, at the special meeting of shareholders of First Western Bancorporation ("First
Western") to be held _________, 1995, or at any adjournment thereof, for the purpose of considering and acting on the proposal to approve the Agreement and Plan of Reorganization dated October 24, 1994, as amended as of January 4, 1995 (the "Plan of Reorganization"), among Zions Bancorporation ("Zions"), Zions First National Bank ("Zions Bank"), First Western, and First Western National Bank (the "Bank") which provides for the merger of First Western into Zions and the subsequent merger of the Bank into Zions Bank, and the conversion of each outstanding share of First Western Common Stock into the right to receive that number of shares of Zions Common Stock calculated by dividing the Holding Company Purchase Price (as defined in the Plan of Reorganization) by the average closing price of Zions (as defined in the Plan of Reorganization) and by further dividing the number so reached by the total number of shares of First Western Common Stock issued and outstanding as of the Effective Date of the Plan of Reorganization. Each Proxy shall have full power of substitution. The act by a majority of the Proxies or their substitutes present at the meeting shall control; however, if only one Proxy be present, that one shall have all powers hereunder.

                  The Directors recommend a vote FOR Proposal 1:

                  1. The Proxies are instructed to vote the First Western Common Stock as follows with regard to the approval of the Plan of Reorganization.

         -----          -----              -----
         |   |  FOR     |   |  AGAINST     |   |  ABSTAIN
         -----          -----              -----

                  2. The Proxies, in their discretion, are authorized to vote on such other business as may properly come before the meeting.

                  When properly completed, this proxy will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted FOR the approval of the Plan of Reorganization.

                                                     (Each  person whose name is
                                                     on the First Western Common
                                                     Stock  certificate   should
                                                     sign   below  in  the  same
                                                     manner   in   which    such
                                                     person's name  appears.  If
                                                     signing  as  a   fiduciary,
                                                     give title.)

                                                     --------------------------
                                                              Signature



                                                     --------------------------
                                                              Printed Name




                                                     Dated:
                                                           --------------------
                                                            Please date, sign,
                                                            and return promptly

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